Exhibit 99.1

Spirit Airlines Receives Court Confirmation of Reorganization Plan

Broad Support from Supermajority of Spirit's Loyalty and Convertible Bondholders

Expects to Emerge from Restructuring in the Coming Weeks Positioned for Success

DANIA BEACH, Fla., Feb. 20, 2025 -- Spirit Airlines, Inc. ("Spirit" or the "Company") today announced the Company’s Plan of Reorganization (“the Plan”) was confirmed by the United States Bankruptcy Court for the Southern District of New York (the "Court"). With this approval in place, the Company expects to emerge from chapter 11 in the coming weeks.

“Today’s approval is a major milestone as we progress toward the successful conclusion of our in-court process,” said Ted Christie, Spirit's President and Chief Executive Officer. “We will emerge as a stronger airline with the financial flexibility to continue providing Guests with enhanced travel experiences and greater value. Throughout this process, we’ve had virtually unanimous support from our bondholders, who recognize Spirit’s value and potential. As we move forward, our leadership team remains focused on reducing costs while also advancing our strategic initiatives to transform our Guest experience and position Spirit for success.”

Mr. Christie continued, “I’m especially grateful for the dedication and unwavering commitment of our entire Spirit Family, who continue their outstanding work to serve our Guests and drive our business forward."

Under the approved Plan, Spirit will equitize $795 million of funded debt, receive $350 million of new equity investment and issue $840 million aggregate principal amount of new senior secured debt to existing bondholders upon emergence. In addition, Spirit will enter into a new revolving credit facility of up to $300 million. Spirit vendors, aircraft lessors and holders of secured aircraft indebtedness will not be impaired.

Spirit continues to operate its business in the normal course. Guests can continue to book and fly without interruption.

Additional Information

Additional information about the Company's chapter 11 case, including access to Court filings and other documents related to the restructuring process, is available at https://dm.epiq11.com/SpiritGoForward or by calling Spirit's restructuring information line at (888) 863-4889 (U.S. toll free) or +1 (971) 447-0326 (international). Additional information is also available at www.SpiritGoForward.com.

Advisors

Davis Polk & Wardwell LLP is serving as the Company's restructuring counsel, Alvarez & Marsal is serving as restructuring advisor, and Perella Weinberg Partners LP is acting as investment banker.

Akin Gump Strauss Hauer & Feld LLP is acting as legal counsel and Evercore is acting as financial advisor to the ad hoc group of loyalty noteholders.

Paul Hastings LLP is acting as legal counsel and Ducera Partners LLC is acting as financial advisor to the convertible bondholders.

About Spirit Airlines

Spirit Airlines is a leading low-fare carrier committed to delivering the best value in the sky by offering an enhanced travel experience with flexible, affordable options. Spirit serves destinations throughout the United States, Latin America and the Caribbean with its Fit Fleet®, one of the youngest and most fuel-efficient fleets in the U.S. Spirit is committed to inspiring positive change in the communities it serves through the Spirit Charitable Foundation. Discover elevated travel options with exceptional value at spirit.com.

Investor Inquiries:
Spirit Investor Relations
investorrelations@spirit.com

Media Inquiries:
Spirit Media Relations
Media_Relations@spirit.com

FGS Global
Spirit@fgsglobal.com

Cautionary Statement Regarding Forward Looking Statements

This press release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are subject to the "safe harbor" created by those sections. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are "forward-looking statements" for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential," and similar expressions intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding Spirit’s expectations with respect to operating in the normal course, the Chapter 11 process and emergence therefrom. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, risks attendant to the bankruptcy process, including the effects of Chapter 11, including increased legal and other professional costs necessary to execute the Company's restructuring process, on the Company's liquidity (including the availability of operating capital during the pendency of Chapter 11); the effects of Chapter 11 on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of Chapter 11; Court rulings in the Chapter 11 case and the outcome of Chapter 11 in general; the Company's ability to comply with the restrictions imposed by the terms and conditions of the DIP and other financing arrangements; employee attrition and the Company's ability to retain senior management and other key personnel due to the distractions and uncertainties; risks associated with the impact of litigation and regulatory proceedings; and other factors discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC and other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented in the Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.